UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2012

Alternative Fuels Americas, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-177532	33-0301060
(Commission File Number)	(IRS Employer Identification No.)

2131 Hollywood Boulevard, Suite 401, Hollywood, Florida 33015

 (Address of principal executive offices and zip code)

(954) 367-7062
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “AFAI,” “we,” “us,” and “our” refer to Alternative Fuels Americas, Inc. and its subsidiary.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On June 28, 2012, the Company’s board of directors appointed Thomas J. Bohannon as Chief Financial Officer, David H. Fater as Chief Administrative Officer and Richard M. Cohen as Vice President for Business Development.

Thomas J. Bohannon, 67, has over 40 years’ experience in the accounting and financial field. Since 1992, he has been associated with ALDA & Associates International (“ALDA”) a business and financial consulting firm, where he is a Senior Financial Executive. Mr. Bohannon, a certified public accountant, was a partner of Pappadakis, Nelson and Bohannon, a public accounting firm, from 1978 to 1991 and was a senior manager at the public accounting firm now known as Ernst & Young from 1968 to 1978. From January 2009 to December 2010 he was the Chief Accountng Officer of Vicor Technologies, Inc., a publicly-held medical device company where he also served as its Chief Financial Officer from January 2011 through December 2011.

David H. Fater, 65, founded ALDA in 1993 and has served as its Chief Executive Officer since that time. While in that position, Mr. Fater also served as Chief Executive Officer of Vicor Tchnologies, Inc., a medical device company, from 2002 to 2011, leading it through the processes of obtaining numerous patent and two U.S. Food and Drug Administration approvals, going public and commencement of commercial sales. Mr. Fater has also served as a senior executive with three public healthcare companies, as Executive Vice President and Chief Financial Officer of BMJ Medical Management, Inc. from January 1997 through July 1999, as Executive Vice President and Chief Financial Officer of Community Care of America, Inc. from July 1995 to December 1996 and as Executive Vice President and Chief Financial Officer of Coastal Physician Group, Inc., from January 1993 to July 1995. Prior to the founding of ALDA he was an international business advisor to senior management and boards of directors as a senior international partner during a 24-year career with Ernst & Young from 1969 to 1992. Mr. Fater is a Certified Public Accountant.

Richard M. Cohen, 66, has management experience at companies ranging from start-ups to Fortune 500 companies. He also has experience in matters related to importing, exporting and manufacturing operations in South America, the Far East and Europe. Mr. Cohen has served as the Chief Operating Officer of ALDA since 2000. While working with ALDA, he performed consulting services for a wide range of companies in the healthcare and other sectors. From 1987 to 2000, Mr. Cohen served as Chief Operating Officer of Chaseco, Inc., a consulting firm. From January 2011 through December 2011 he also served as the Chief Operating Officer and Vice President of Corporate Development for Vicor Technologies.

While serving in their respective positions with AFAI, Messrs. Bohannon, Fater and Cohen will continue to serve in their current capacities with ALDA.

The Company has not entered into employment agreements with Messrs. Bohannon, Fater and Cohen, but may do so in the future.

Item 8.01.	Other Events.

AFAI has retained the services of two investment banking firms, each on a non-exclusive basis, to advise the Company with respect to equity structure, financing strategies and capital raising efforts.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE FUELS AMERICAS, INC.

Date: June 29, 2012	By:	/s/ Craig Frank
Craig Frank, Chairman and Chief Executive Officer

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